Exhibit 32.2

     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 2004 (the "Report") by American Medical Alert Corp. ("Registrant"), the undersigned hereby certifies that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.


                                           /s/ Jack Rhian
                                           ----------------------
                                           Jack Rhian
                                           President and Chief Operating Officer

    A signed original of this written statement required by Section 906 has been provided to American Medical Alert Corp. and will be retained by American Medical Alert Corp. and furnished to the Securities and Exchange Commission or its staff upon request.


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